UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

American Tower Corporation

(Exact name of registrant as specified in its charter)

Delaware	65-0723837
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/10th ownership interest in a share of 5.50% Mandatory Convertible Preferred Stock, Series B	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-188812  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are Depositary Shares, each representing a 1/10th interest in a share of 5.50% Mandatory Convertible Preferred Stock, Series B, par value of $0.01 per share (the “Mandatory Convertible Preferred Stock”) of American Tower Corporation (the “Company”). The descriptions of the Depositary Shares and the underlying Mandatory Convertible Preferred Stock are contained in the Company’s registration statement on Form S-3 (File No. 333-188812), as filed with the Securities and Exchange Commission on May 23, 2013, under the captions “Description of Depositary Shares,” “Description of Preferred Stock” and “Description of Common Stock” and the Company’s Prospectus Supplement with respect to the Depositary Shares, dated February 25, 2015, under the captions “Description of Depositary Shares,” “Description of Common Stock” and “Description of Mandatory Convertible Preferred Stock,” and those sections are incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description

(a) 1	Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware, effective as of December 31, 2011.

(b) 2	Amended and Restated By-Laws of the Registrant, effective as of May 21, 2013.

(c) 3	Form of Common Stock Certificate.

(d) 4	Certificate of Designations of the 5.50% Mandatory Convertible Preferred Stock, Series B, of the Registrant, filed with the Secretary of State of the State of Delaware and effective March 3, 2015.

(d) 5	Form of certificate for the 5.50% Mandatory Convertible Preferred Stock, Series B (included as Exhibit A to Exhibit 4).

(e) 6	Deposit Agreement, dated as of March 3, 2015, among American Tower Corporation, Computershare Trust Company, N.A., Computershare Inc. and the holders from time to time of the depositary receipts evidencing the depositary shares.

(e) 7	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 6).

(a)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-14195) filed on January 3, 2012.
(b)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No.001-14195) filed on May 22, 2013.
(c)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-14195) filed with the SEC on January 3, 2012.
(d)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 001-14195) filed on March 3, 2015.
(e)	Incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K (File No. 001-14195) filed on March 3, 2015.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 3, 2015

AMERICAN TOWER CORPORATION

By:	/s/ THOMAS A. BARTLETT
Name: Thomas A. Bartlett Title: Executive Vice President and Chief Financial Officer